NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Record Quarter Net Income Earnings Per Share of $13.85;
Full Year Return on Equity of 6%

HAMILTON, Bermuda – February 5, 2018 -- Everest Re Group, Ltd. (NYSE: RE) today reported fourth quarter 2017 net income of $571.0 million, or $13.85 per diluted common share, compared to net income of $373.6 million, or $9.08 per diluted common share, for the fourth quarter of 2016. After-tax operating income1, excluding realized capital gains and losses and the tax charge related to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), was $556.0 million, or $13.48 per diluted common share, for the fourth quarter of 2017, compared to after-tax operating income¹ of $363.4 million, or $8.83 per diluted common share, for the same period last year.

For the year ended December 31, 2017, net income was $469.0 million, or $11.36 per diluted common share, compared to $996.3 million, or $23.68 per diluted common share, for 2016. After-tax operating income1, excluding realized capital gains and losses and the tax charge related to the enactment of  the TCJA, was $375.4 million, or $9.10 per diluted common share, for the full year 2017, compared to $993.5 million or $23.61 per diluted common share, for 2016.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "Everest experienced an exceptional quarter with $556 million of net operating income, giving rise to a respectable year of earnings, despite 2017 being one of the most costly catastrophe loss years on record. The underlying results were quite strong with an attritional combined ratio for the year of 85.0%. More importantly is that all segments contributed to these positive results. For the full year, Everest generated a 6% ROE and reached a new milestone with premium of $7.2 billion."

Operating highlights for the fourth quarter and full year 2017 included the following:

•
Gross written premiums for the quarter were $1.9 billion, an increase of 26% compared to the fourth quarter of 2016. For the full year, gross written premiums grew 19% to $7.2 billion. Eliminating reinstatement premiums and the effects of foreign currency fluctuations, total premiums were actually up 16% for the year. Worldwide reinsurance premiums were up 17%, on this same basis, while direct insurance premiums were up 15% for the year.

•
The combined ratio was 70.0% for the quarter and 103.5% for the year, compared to 82.1% and 87.0%, respectively, for the same periods in 2016. The quarter benefitted from net prior year reserve releases of $262.1 million and a net reduction to prior period catastrophe loss estimates of $132.7 million, including a $102.7 million reduction in the catastrophe loss estimates for the third quarter 2017 events. This was offset by $161.5 million for catastrophe losses that occurred in the quarter, including both the Northern and Southern California wildfires. For the full year, catastrophe losses, net of reinstatement premiums, totaled $1.3 billion. Excluding catastrophe losses, reinstatement premiums and favorable prior year loss development, the calendar year attritional combined ratio was 85.0% compared to 85.5% for 2016.

•	Net investment income amounted to $149.1 million for the quarter and $542.9 million for the full year 2017, up 15% over the full year 2016 results.
•
Net after-tax realized capital gains totaled $23.2 million in the quarter. For the full year, realized capital gains, net of tax, amounted to $101.8 million, while unrealized capital losses, net of tax, were $71.3 million.

•	Cash flow from operations was $118.5 million for the quarter and $1.2 billion for the full year 2017. This compared to $422.9 million and $1.4 billion for the same periods, respectively, in 2016.
•	For the year, the after-tax operating income[1] return on average adjusted shareholders' equity[2] was 4.6%.
•
The enactment of the Tax Cuts and Jobs Act of 2017 (TCJA) resulted in a charge of $8.2 million in the quarter, or $0.20 per diluted common share. Additionally, the Financial Accounting Standards Board (FASB) has proposed a change in accounting standards that, if adopted, would require certain income tax effects of the TCJA to be reclassified from other comprehensive income (OCI) to retained earnings.   If the FASB adopts that proposal prior to the filing of the Company's Form 10-K, the Company intends to "early adopt" the updated accounting standard and reflect it in the financial statements filed with its Form 10-K, resulting in an estimated $1.3 million decline in OCI with a corresponding increase in retained earnings.   Further information about this proposed change in accounting standards is available in the Company's Form 8-K filed in connection with this news release.

•
During the quarter and for the full year, the Company purchased 236,493 shares for a total cost of $50 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company's Board of Directors, under which there remains 1.8 million shares available.

•	Shareholders' equity ended the year at $8.4 billion. Book value per share increased 4% from $197.45 at year-end 2016 to $204.95 at December 31, 2017.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), dac. provides reinsurance to non-life insurers in Europe. Everest Insurance® refers to the primary insurance operations of Everest Re Group, Ltd., and its affiliated companies which offer property, casualty and specialty lines insurance on both an admitted and non-admitted basis in the U.S. and internationally. The Company also operates within the Lloyd's insurance market through Syndicate 2786. In addition, through Mt. Logan Re, Ltd., the Company manages segregated accounts, capitalized by the Company and third party investors that provide reinsurance for property catastrophe risks. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the fourth quarter results will be held at 10:30 a.m. Eastern Time on February 6, 2018. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results. The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center". The supplemental financial information may also be obtained by contacting the Company directly.

_______________________________________________________________________
1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and the tax charge related to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA) as the following reconciliation displays:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(Dollars in thousands, except per share amounts)	2017		2016		2017		2016
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$571,025	$13.85	$373,572	$9.08	$468,968	$11.36	$996,344	$23.68
After-tax net realized capital gains (losses)	23,226	0.56	10,180	0.25	101,806	2.47	2,878	0.07
Impact of TCJA enactment	(8,246)	(0.20)	-	-	(8,246)	(0.20)	-	-

After-tax operating income (loss)	$556,045	$13.48	$363,392	$8.83	$375,408	$9.10	$993,466	$23.61

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

2Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2017	2016	2017	2016
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,657,187	$1,441,265	$5,937,840	$5,320,466
Net investment income	149,128	115,167	542,898	473,085
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(1,905)	(465)	(7,093)	(31,595)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	35,568	34,470	160,287	24,379
Total net realized capital gains (losses)	33,663	34,005	153,194	(7,216)
Net derivative gain (loss)	3,529	13,161	9,581	18,647
Other income (expense)	23,704	10,362	(35,442)	(10,636)
Total revenues	1,867,211	1,613,960	6,608,071	5,794,346

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	680,436	794,896	4,522,581	3,139,629
Commission, brokerage, taxes and fees	388,625	308,639	1,303,963	1,188,692
Other underwriting expenses	90,916	79,972	318,817	302,722
Corporate expenses	4,615	5,828	25,923	27,231
Interest, fees and bond issue cost amortization expense	7,314	9,034	31,603	36,228
Total claims and expenses	1,171,906	1,198,369	6,202,887	4,694,502

INCOME (LOSS) BEFORE TAXES	695,305	415,591	405,184	1,099,844
Income tax expense (benefit)	124,280	42,019	(63,784)	103,500

NET INCOME (LOSS)	$571,025	$373,572	$468,968	$996,344

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(83,093)	(200,656)	(64,348)	57,629
Reclassification adjustment for realized losses (gains) included in net income (loss)	9,779	(12,594)	(6,950)	15,118
Total URA(D) on securities arising during the period	(73,314)	(213,250)	(71,298)	72,747

Foreign currency translation adjustments	(3,207)	(72,980)	121,917	(55,341)

Benefit plan actuarial net gain (loss) for the period	1,027	(7,488)	1,027	(7,488)
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	100	1,124	5,477	5,073
Total benefit plan net gain (loss) for the period	1,127	(6,364)	6,504	(2,415)
Total other comprehensive income (loss), net of tax	(75,394)	(292,594)	57,123	14,991

COMPREHENSIVE INCOME (LOSS)	$495,631	$80,978	$526,091	$1,011,335

EARNINGS PER COMMON SHARE:
Basic	$13.92	$9.14	$11.43	$23.85
Diluted	13.85	9.08	11.36	23.68
Dividends declared	1.30	1.25	5.05	4.70

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars and share amounts in thousands, except par value per share)	2017	2016
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$14,756,834	$14,107,408
(amortized cost: 2017, $14,689,598; 2016, $13,932,613)
Equity securities - available for sale, at market value (cost: 2017, $130,287; 2016, $129,553)	129,530	119,067
Equity securities - available for sale, at fair value	963,572	1,010,085
Short-term investments	509,682	431,478
Other invested assets (cost: 2017, $1,628,753; 2016, $1,333,069)	1,631,850	1,333,129
Cash	635,067	481,922
Total investments and cash	18,626,535	17,483,089
Accrued investment income	97,704	96,473
Premiums receivable	1,844,881	1,485,990
Reinsurance receivables	1,348,226	1,018,325
Funds held by reinsureds	292,927	260,644
Deferred acquisition costs	411,587	344,052
Prepaid reinsurance premiums	288,211	191,768
Income taxes	299,438	177,704
Other assets	382,283	263,459
TOTAL ASSETS	$23,591,792	$21,321,504

LIABILITIES:
Reserve for losses and loss adjustment expenses	$11,884,321	$10,312,313
Future policy benefit reserve	51,014	55,074
Unearned premium reserve	2,000,556	1,577,546
Funds held under reinsurance treaties	18,030	21,278
Commission reserves	30,660	70,335
Other net payable to reinsurers	218,017	190,986
4.868% Senior notes due 6/1/2044	396,834	396,714
6.6% Long term notes due 5/1/2067	236,561	236,462
Accrued interest on debt and borrowings	2,727	3,537
Equity index put option liability	12,477	22,059
Unsettled securities payable	38,743	27,927
Other liabilities	332,620	331,877
Total liabilities	15,222,560	13,246,108

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2017) 69,044
and (2016) 68,871 outstanding before treasury shares	691	689
Additional paid-in capital	2,165,768	2,140,783
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $8,105 at 2017 and $8,240 at 2016	(159,641)	(216,764)
Treasury shares, at cost; 28,208 shares (2017) and 27,972 shares (2016)	(3,322,244)	(3,272,244)
Retained earnings	9,684,658	9,422,932
Total shareholders' equity	8,369,232	8,075,396
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$23,591,792	$21,321,504

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
(Dollars in thousands)	2017	2016
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$468,968	$996,344
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(338,335)	(15,655)
Decrease (increase) in funds held by reinsureds, net	(31,104)	22,219
Decrease (increase) in reinsurance receivables	(238,485)	(202,950)
Decrease (increase) in income taxes	(114,521)	54,526
Decrease (increase) in prepaid reinsurance premiums	(86,049)	(32,455)
Increase (decrease) in reserve for losses and loss adjustment expenses	1,376,321	545,967
Increase (decrease) in future policy benefit reserve	(4,060)	(3,836)
Increase (decrease) in unearned premiums	401,174	(22,072)
Increase (decrease) in other net payable to reinsurers	10,071	26,200
Increase (decrease) in losses in course of payment	(105,371)	(45,933)
Change in equity adjustments in limited partnerships	(82,713)	(37,939)
Distribution of limited partnership income	50,825	62,008
Change in other assets and liabilities, net	(66,998)	(45,605)
Non-cash compensation expense	30,297	26,398
Amortization of bond premium (accrual of bond discount)	45,867	49,167
Net realized capital (gains) losses	(153,194)	7,216
Net cash provided by (used in) operating activities	1,162,693	1,383,600

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	2,160,298	1,919,808
Proceeds from fixed maturities sold - available for sale, at market value	2,401,844	1,258,434
Proceeds from fixed maturities sold - available for sale, at fair value	-	5,837
Proceeds from equity securities sold - available for sale, at market value	19,574	6,423
Proceeds from equity securities sold - available for sale, at fair value	631,859	723,359
Distributions from other invested assets	5,579,043	4,823,484
Proceeds from sale of subsidiary (net of cash disposed)	-	47,721
Cost of fixed maturities acquired - available for sale, at market value	(5,131,098)	(4,061,896)
Cost of fixed maturities acquired - available for sale, at fair value	-	(3,940)
Cost of equity securities acquired - available for sale, at market value	(22,033)	(12,538)
Cost of equity securities acquired - available for sale, at fair value	(438,641)	(346,929)
Cost of other invested assets acquired	(5,829,271)	(5,396,001)
Net change in short-term investments	(73,923)	368,977
Net change in unsettled securities transactions	(30,229)	9,388
Net cash provided by (used in) investing activities	(732,577)	(657,873)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(5,310)	10,751
Purchase of treasury shares	(50,000)	(386,288)
Dividends paid to shareholders	(207,242)	(195,384)
Cost of shares withheld for taxes on settlements of share-based compensation awards	(12,906)	(10,595)
Net cash provided by (used in) financing activities	(275,458)	(581,516)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,513)	54,053

Net increase (decrease) in cash	153,145	198,264
Cash, beginning of period	481,922	283,658
Cash, end of period	$635,067	$481,922

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$53,743	$42,636
Interest paid	32,194	36,010